Exhibit 8.1

                            Sullivan & Worcester LLP
                             One Post Office Square
                          Boston, Massachusetts 02109


                                                              November 25, 1997




Iron Mountain Incorporated
745 Atlantic Avenue
Boston, Massachusetts 02111

         Re:  Registration Statement on Form S-4
              ----------------------------------

Gentlemen:

     In accordance with the Securities Act of 1933, as amended (the "Securities Act"), Iron Mountain Incorporated, a corporation organized under the laws of Delaware ("Iron Mountain"), will register common stock, and in connection therewith, has filed a registration statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"). This opinion is furnished to you to be filed as Exhibit 8.1 to the Registration Statement. Terms used herein without definition shall have the meanings assigned thereto in the Registration Statement.

     We have acted as special counsel to Iron Mountain in connection with the preparation of the Registration Statement, and we have participated in the preparation of the Registration Statement, and we have examined certificates and statements of officers of Iron Mountain and of public officials, and such other documents as we have considered necessary in order to furnish the opinion hereinafter set forth. We have, with your approval, assumed that the transactions described in the Registration Statement will be carried out as described therein.

     Based on the foregoing, we are of the opinion that the section of the prospectus that is part of the Registration Statement entitled "Certain Federal Income Tax Considerations" accurately summarizes the material tax consequences of acquiring, owning and selling such common stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm made therein under the caption "Legal Matters." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.


                                          Very truly yours,

                                          /s/ Sullivan & Worcester LLP

                                          SULLIVAN & WORCESTER LLP